Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

May 20, 2020

Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, NY, 10016

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel for Bristol-Myers Squibb Company, a Delaware corporation (the “Registrant”), in connection with the preparation and filing by the Registrant of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed registration by the Registrant of up to (i) $1,243,777,000 aggregate principal amount of 2.875% Senior Notes due 2020 (“Exchange 2.875% 2020 Notes”), (ii) $436,313,000 aggregate principal amount of 3.950% Senior Notes due 2020 (“Exchange 3.950% 2020 Notes”), (iii) $750,000,000 aggregate principal amount of Senior Floating Rate Notes due 2020 (“Exchange Floating Rate 2020 Notes”), (iv) $434,815,000 aggregate principal amount of 2.875% Senior Notes due 2021 (“Exchange 2.875% 2021 Notes”), (v) $464,576,000 aggregate principal amount of 2.250% Senior Notes due 2021 (“Exchange 2.250% 2021 Notes”), (vi) $1,000,000,000 aggregate principal amount of 2.550% Senior Notes due 2021 (“Exchange 2.550% 2021 Notes”), (vii) $861,709,000 aggregate principal amount of 3.250% Senior Notes due 2022 (“Exchange 3.250% 2022 Notes”), (viii) $891,870,000 aggregate principal amount of 3.550% Senior Notes due 2022 (“Exchange 3.550% 2022 Notes”), (ix) $500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2022 (“Exchange Floating Rate 2022 Notes”), (x) $1,500,000,000 aggregate principal amount of 2.600% Senior Notes due 2022 (“Exchange 2.600% 2022 Notes”), (xi) $697,660,000 aggregate principal amount of 2.750% Senior Notes due 2023 (“Exchange 2.750% 2023 Notes”), (xii) $932,101,000 aggregate principal amount of 3.250% Senior Notes due 2023 (“Exchange 3.250% 2023 Notes”), (xiii) $636,086,000 aggregate principal amount of 4.000% Senior Notes due 2023 (“Exchange 4.000% 2023 Notes”), (xiv) $882,510,000 aggregate principal amount of 3.625% Senior Notes due 2024 (“Exchange 3.625% 2024 Notes”), (xv) $3,250,000,000 aggregate principal amount of 2.900% Senior Notes due 2024 (“Exchange 2.900% 2024 Notes”), (xvi) $2,379,532,000 aggregate principal amount of 3.875% Senior Notes due 2025 (“Exchange 3.875% 2025 Notes”), (xvii) $2,250,000,000 aggregate principal amount of 3.200% Senior Notes due 2026 (“Exchange 3.200% 2026 Notes”), (xviii)  $961,528,000 aggregate principal amount of 3.450% Senior Notes due 2027 (“Exchange 3.450% 2027 Notes”), (xix) $1,456,162,000 aggregate principal amount of 3.900% Senior Notes due 2028 (“Exchange 3.900% 2028 Notes”), (xx) $4,000,000,000 aggregate principal amount of 3.400% Senior Notes due 2029 (“Exchange 3.400% 2029 Notes”), (xxi) $2,000,000,000 aggregate principal amount of 4.125% Senior Notes due 2039 (“Exchange 4.125% 2039 Notes”), (xxii)  $245,785,000 aggregate principal amount of 5.700% Senior Notes due 2040 (“Exchange 5.700% 2040 Notes”), (xxiii) $391,925,000 aggregate principal amount of 5.250% Senior Notes due 2043 (“Exchange 5.250% 2043 Notes”), (xxiv) $976,477,000 aggregate principal amount of 4.625% Senior Notes due 2044 (“Exchange 4.625% 2044 Notes”), (xxv) $1,959,524,000 aggregate principal amount of 5.000% Senior Notes due 2045 (“Exchange 5.000% 2045 Notes”), (xxvi) $1,236,433,000 aggregate principal amount of 4.350% Senior Notes due 2047 (“Exchange 4.350% 2047 Notes”), (xxvii) $1,456,840,000 aggregate principal amount of 4.550% Senior Notes due 2048 (“Exchange 4.550% 2048 Notes,” and together with the Exchange 2.875% 2020 Notes, Exchange 3.950% 2020 Notes, Exchange 2.875% 2021 Notes, Exchange 2.250% 2021 Notes, Exchange 3.250% 2022 Notes, Exchange 3.550% 2022 Notes, Exchange 2.750% 2023 Notes, Exchange 3.250% 2023 Notes, Exchange 4.000% 2023 Notes, Exchange 3.625% 2024 Notes, Exchange 3.875% 2025 Notes, Exchange 3.450% 2027 Notes, Exchange 3.900% 2028 Notes, Exchange 5.700% 2040 Notes, Exchange 5.250% 2043 Notes, Exchange 4.625% 2044 Notes, Exchange 5.000% 2045 Notes, Exchange 4.350% 2047 Notes, the “Exchange November Notes”), and (xxviii) $3,750,000,000 aggregate principal amount of 4.250% Senior Notes due 2049 (“Exchange 4.250% 2049 Notes,” and together with the Exchange Floating Rate 2020 Notes, Exchange 2.550% 2021 Notes, Exchange Floating Rate 2022 Notes, Exchange 2.600% 2022 Notes, Exchange 2.900% 2024 Notes, Exchange 3.200% 2026 Notes, Exchange 3.400% 2029 Notes, Exchange 4.125% 2039 Notes, the “Exchange May Notes”). The Exchange November Notes and the Exchange May Notes are collectively referred to herein as the “Exchange Notes.”

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Bristol-Myers Squibb Company May 20, 2020 Page 2

The Exchange May Notes are to be issued by the Company, under the indenture, dated as of June 1, 1993, as heretofore supplemented and amended, and as supplemented by the tenth supplemental indenture, dated as of May 16, 2019 (the indenture, as so supplemented, the “May 2019 Indenture”), between the Company, as issuer, and The Bank of New York Mellon, a New York banking corporation (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”).  The Exchange November Notes are to be issued under the indenture, dated as of June 1, 1993, as heretofore supplemented and amended, and as supplemented by the eleventh supplemental indenture, dated as of November 22, 2019 (the indenture, as so supplemented, the “November 2019 Indenture” and, together with the May 2019 Indenture, the “Indentures” and each an “Indenture”) between the Company, as issuer, and the Trustee.

The May Exchange Notes are to be issued in exchange for the Registrant’s (i) Senior Floating Rate Notes due 2020 originally issued on May 16, 2019 in the aggregate principal amount of $750,000,000 (“Original Floating Rate 2020 Notes”), (ii) 2.550% Senior Notes due 2021 originally issued on May 16, 2019 in the aggregate principal amount of $1,000,000,000 (“Original 2.550% 2021 Notes”), (iii) Senior Floating Rate Notes due 2022 originally issued on May 16, 2019 in the aggregate principal amount of $500,000,000 (“Original Floating Rate 2022 Notes”), (iv) 2.600% Senior Notes due 2022 originally issued on May 16, 2019 in the aggregate principal amount of $1,500,000,000 (“Original 2.600% 2022 Notes”), (v) 2.900% Senior Notes due 2024 originally issued on May 16, 2019 in the aggregate principal amount of $3,250,000,000 (“Original 2.900% 2024 Notes”), (vi) 3.200% Senior Notes due 2026 originally issued on May 16, 2019 in the aggregate principal amount of $2,250,000,000 (“Original 3.200% 2026 Notes”), (vii) 3.400% Senior Notes due 2029 originally issued on May 16, 2019 in the aggregate principal amount of $4,000,000,000 (“Original 3.400% 2029 Notes”), (viii) 4.125% Senior Notes due 2039 originally issued on May 16, 2019 in the aggregate principal amount of $2,000,000,000 (“Original 4.125% 2039 Notes”) and (ix) 4.250% Senior Notes due 2049 originally issued on May 16, 2019 in the aggregate principal amount of $3,750,000,000 (“Original 4.250% 2049 Notes” and, together with the Original Floating Rate 2020 Notes,  Original 2.550% 2021 Notes, Original Floating Rate 2022 Notes, Original 2.600% 2022 Notes, Original 2.900% 2024 Notes, Original 3.200% 2026 Notes, Original 3.400% 2029 Notes and Original 4.125% 2039 Notes, the “Original May Notes”).

The November Exchange Notes are to be issued in exchange for the Registrant’s (i) 2.875% Senior Notes due 2020 originally issued on November 22, 2019 in the aggregate principal amount of $1,243,777,000 (“Original 2.875% 2020 Notes”), (ii) 3.950% Senior Notes due 2020 originally issued on November 22, 2019 in the aggregate principal amount of $436,313,000 (“Original 3.950% 2020 Notes”), (iii) 2.875% Senior Notes due 2021 originally issued on November 22, 2019 in the aggregate principal amount of $434,815,000 (“Original 2.875% 2021 Notes”), (iv) 2.250% Senior Notes due 2021 originally issued on November 22, 2019 in the aggregate principal amount of $464,576,000 (“Original 2.250% 2021 Notes”), (v) 3.250% Senior Notes due 2022 originally issued on November 22, 2019 in the aggregate principal amount of $861,709,000 (“Original 3.250% 2022 Notes”), (vi) 3.550% Senior Notes due 2022 originally issued on November 22, 2019 in the aggregate principal amount of $891,870,000 (“Original 3.550% 2022 Notes”), (vii) 2.750% Senior Notes due 2023 originally issued on November 22, 2019 in the aggregate principal amount of $697,660,000 (“Original 2.750% 2023 Notes”), (viii) 3.250% Senior Notes due 2023 originally issued on November 22, 2019 in the aggregate principal amount of $932,101,000 (“Original 3.250% 2023 Notes”), (ix) 4.000% Senior Notes due 2023 originally issued on November 22, 2019 in the aggregate principal amount of $636,086,000 (“Original 4.000% 2023 Notes”), (x) 3.625% Senior Notes due 2024 originally issued on November 22, 2019 in the aggregate principal amount of $882,510,000 (“Original 3.625% 2024 Notes”), (xi) 3.875% Senior Notes due 2025 originally issued on November 22, 2019 in the aggregate principal amount of $2,379,532,000 (“Original 3.875% 2025 Notes”), (xii) 3.450% Senior Notes due 2027 originally issued on November 22, 2019 in the aggregate principal amount of $961,528,000 (“Original 3.450% 2027 Notes”), (xiii) 3.900% Senior Notes due 2028 originally issued on November 22, 2019 in the aggregate principal amount of $1,456,162,000 (“Original 3.900% 2028 Notes”), (xiv) 5.700% Senior Notes due 2040 originally issued on November 22, 2019 in the aggregate principal amount of $245,785,000 (“Original 5.700% 2040 Notes”), (xv) 5.250% Senior Notes due 2043 originally issued on November 22, 2019 in the aggregate principal amount of $391,925,000 (“Original 5.250% 2043 Notes”), (xvi) 4.625% Senior Notes due 2044 originally issued on November 22, 2019 in the aggregate principal amount of $976,477,000 (“Original 4.625% 2044 Notes”), (xvii) 5.000% Senior Notes due 2045 originally issued on November 22, 2019 in the aggregate principal amount of $1,959,524,000 (“Original 5.000% 2045 Notes”), (xviii) 4.350% Senior Notes due 2047 originally issued on November 22, 2019 in the aggregate principal amount of $1,236,433,000 (“Original 4.350% 2047 Notes”) and (xix) 4.550% Senior Notes due 2048 originally issued on November 22, 2019 in the aggregate principal amount of $1,456,840,000 (“Original 4.550% 2048 Notes” and, together with the Original 2.875% 2020 Notes, Original 3.950% 2020 Notes, Original 2.875% 2021 Notes, Original 2.250% 2021 Notes, Original 3.250% 2022 Notes, Original 3.550% 2022 Notes, Original 2.750% 2023 Notes, Original 3.250% 2023 Notes, Original 4.000% 2023 Notes, Original 3.625% 2024 Notes, Original 3.875% 2025 Notes, Original 3.450% 2027 Notes, Original 3.900% 2028 Notes, Original 5.700% 2040 Notes, Original 5.250% 2043 Notes, Original 4.625% 2044 Notes, Original 5.000% 2045 Notes and Original 4.350% 2047 Notes, the “Original November Notes” and the Original November Notes together with the Original May Notes, the “Original Notes”).

Bristol-Myers Squibb Company May 20, 2020 Page 3

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Registrant, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Registrant, as amended through the date hereof, (iii) resolutions of the board of directors of the Registrant with respect to the issuance of the Exchange Notes, (iv) the Indentures, (v) the forms of the Exchange Notes, (vi) the Registration Rights Agreement, dated as of May 16, 2019, by and among the Registrant and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers of the Original May Notes, (vii) the Registration Rights Agreement, dated as of November 22, 2019, by and among the Registrant and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Evercore Group L.L.C, as the dealer managers for the exchange offers in connection with which the Original November Notes were issued and (viii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto (other than, with respect to due authorization, the Registrant). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

We have also assumed that the execution and delivery of each Indenture and the Exchange Notes and the performance by the Registrant of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Registrant is bound.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to holders of the Original Notes in exchange for the Original Notes pursuant to the exchange offers described in the Registration Statement, the Exchange Notes will be validly issued under the relevant Indenture and will be binding obligations of the Registrant.

Our opinion is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice is limited to the Delaware General Corporation Law and the laws of the State of New York. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP